UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2010
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed in our filings with the Securities and Exchange Commission, a portion of our business consists of manufacturing defense and defense-related items for various departments and agencies of the U.S. government, including the U.S. Department of Defense, which requires that we maintain facility security clearances under the National Industrial Security Program, or NISP. The NISP requires that a corporation maintaining a facility security clearance take steps to mitigate foreign ownership, control, or influence, referred to as “FOCI.” As we have also previously reported, we expected that we would be required to enter into a Special Security Agreement with the U.S. Department of Defense, or the DoD; Su Sih (BVI) Limited, or Su Sih (a significant foreign minority owner of our capital stock); and Mr. Tang Hsiang Chien (as the beneficial owner of Su Sih). On September 28, 2010, our board of directors approved the Special Security Agreement, and we, Su Shi, and Tang Hsiang Chien executed and delivered the Special Security Agreement to the DoD. We anticipate that the Special Security Agreement will be signed on behalf of the DoD by the Director, Industrial Policy and Programs, Defense Security Service, in the near future, and the Special Security Agreement will become effective at that time. We plan to file the Special Security Agreement with the Securities and Exchange Commission once the agreement becomes effective.
The purpose of the Special Security Agreement is to deny Mr. Tang and Su Sih, and the entities controlled by either of them or controlling Su Sih, from unauthorized access to classified and controlled unclassified information and influence over our business or management in a manner that could result in the compromise of classified information or could adversely affect the performance of classified contracts. The Special Security Agreement contains terms relating to, among other things, the following:
• Board Composition — Our board of directors must include at least three persons, referred to as “Outside Directors,” who have strong national security qualifications and no prior relationship with any of us, Su Sih, or Mr. Tang. The Special Security Agreement prohibits the Outside Directors from being removed (subject to limited exceptions) without prior notice to and the written approval of the U.S. Defense Security Service. In addition, only one member of our board of directors may be a representative of Su Sih. That director is prohibited from having access to classified information or voting on our participation in classified programs.
• Quorum for Board Action — A majority of the members of our board, including at least one Outside Director, is required for our board of directors to take action.
• Appointment of Government Security Committee — The Special Security Agreement requires that our board of directors appoint a Government Security Committee comprised of Outside Directors and directors who are officers of our company, each of whom must be a U.S. resident citizen with a security clearance. The Government Security Committee will be responsible for ensuring that we maintain appropriate policies and procedures to safeguard the classified and export-controlled information in our possession, and to ensure that we comply with applicable laws and agreements.
• Appointment of Facility Security Officer and Technology Control Officer — The Special Security Agreement requires that we appoint a facility security officer and a technology control officer to assist the Government Security Committee with its responsibilities.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with our entry into the Special Security Agreement, effective September 28, 2010 our board of directors amended our amended and restated bylaws to, among other things:
• set forth the qualifications and composition of our board of directors in light of the requirements of the Special Security Agreement;

• provide that Outside Directors may not be removed (subject to limited exceptions) without prior notice to and the written approval of the U.S. Defense Security Service; and
• provide guidelines for the functioning of the newly created Government Security Committee.
The disclosure included in this Item 5.03 is qualified in its entirety by reference to the full text of our third amended and restated bylaws, which are attached as Exhibit 3.2 to this Form 8-K and which are incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.2	Third Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2010	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Third Amended and Restated Bylaws